UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2026

RadNet, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33307	13-3326724
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1510 Cotner Avenue
Los Angeles, California 90025
(Address of Principal Executive Offices) (ZipCode)

(310) 478-7808

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	RDNT	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On August 14, 2026, RadNet, Inc. (the “Company”) filed with the Securities and Exchange Commission, a prospectus supplement dated August 14, 2026 (the “Prospectus Supplement”) to the Company’s automatic shelf registration statement on Form S-3 (Registration No. 333-291945). The Prospectus Supplement was filed to register for resale from time to time of up to 34,069 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”) by certain See-Mode Sellers (as defined below) as the selling stockholders referenced in the Prospectus Supplement. The Shares are to be issued to certain See-Mode Sellers or their respective designees as the share component of the payment for the satisfaction of certain milestone conditions set forth in, and pursuant to, that certain Share Purchase Agreement, dated June 2, 2025, by and among the sellers set forth on Schedule 1 thereto (the “See-Mode Sellers”) and DH AI International Holdings, B.V., a wholly-owned subsidiary of the Company incorporated in the Netherlands.

In connection with the Prospectus Supplement, the Company is filing the opinion of its Executive Vice President, Chief Legal Officer and Corporate Secretary, David J. Katz, regarding the legality of the securities being registered, which opinion is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein and in the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

5.1	Opinion of David J. Katz, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company.

23.1	Consent of David J. Katz, Executive Vice President, Chief Legal Officer and Corporate Secretary of the Company (included in Exhibit 5.1).

104	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 14, 2026	RADNET, INC.

	By:	/s/ Mark D. Stolper
Mark D. Stolper
Chief Financial Officer

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